WARRANT
                                                     AGREEMENT dated as of
                                                     September 20, 1999, among
                                                     EAGLE PACIFIC INDUSTRIES,
                                                     INC., a Minnesota
                                                     corporation (the
                                                     "Company"), and the initial
                                                     warrant holders listed on
                                                     Schedule I hereto (the
                                                     "Initial Holders").

                                    Preamble

                  The Company is entering into a Securities Purchase Agreement dated as of the date hereof with the Initial Holders (the "Securities Purchase Agreement") pursuant to which the Company is issuing to the Initial Holders $32.5 million aggregate principal amount of its Senior Subordinated Notes due 2007 (the "Notes"). In order to induce the Initial Holders to enter into the Securities Purchase Agreement and to purchase the Notes, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company is willing to issue the Warrants (as defined below) to the Initial Holders. This Agreement sets forth terms and conditions applicable to the Warrants.

                  NOW, THEREFORE, the parties to this Agreement hereby agree as follows:

Article I

                                   DEFINITIONS

1.1      Definitions.

         As used in this Agreement, the following terms shall have the following meanings:

                  "Accruing Liability" has the meaning, given to such term in
Section 6.4.

                  "Affiliate" means, with respect to any specified Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with such Person.

                  "Allocable Number" has the meaning given to such term in
Section 4.2.

                  "Applicable Law" means all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any Governmental Authority applicable to the Person in question or any of its assets or property, and all judgments, injunctions, orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party or by which any of its assets or properties are bound.

                  "Assignment Form" means the assignment form attached as Annex C to a Warrant.

                  "Board" means the board of directors of the Company.

                  "Business Day" means any day other than a Saturday, Sunday or a day on which banks are authorized or required to be closed in New York, New York; provided, however, that any determination of a Business Day relating to a securities exchange or other securities market means a Business Day on which such exchange is open for trading.

                  "Change of Control" means the occurrence of any of the following events: (i) all or substantially all of the Company's assets, on a consolidated basis, are sold as an entirety to any Person or related group of Persons or there shall be consummated any consolidation or merger of the Company
(A) in which the Company is not the continuing or surviving company (other than a consolidation or merger with a wholly-owned Subsidiary in which all shares of Common Stock outstanding immediately prior to the effectiveness thereof are changed into or exchanged for the same consideration) or (B) pursuant to which the Common Stock would be converted into cash, securities or other property, in any case, other than a sale of assets or consolidation or merger of the Company in which the holders of the Common Stock immediately prior to the sale of assets or consolidation or merger have, directly or indirectly, at least a majority of the Common Stock of the transferee or continuing or surviving company immediately after such sale of assets or consolidation or merger, (ii) any "person" (as such term is used in Sections 13(d) and 14 (d) of the Exchange Act) other than the Spell Group, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act provided that such person shall be deemed to have "beneficial ownership" of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the outstanding voting securities of the Company; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such members of the Board or whose nomination for election by the shareholders of the Company, as the case may be, was approved by a vote of at least a majority of the directors of the Company then still in office) cease for any reason to constitute a majority of the Board then in office.

                  "Chase Holders" means, collectively, CB Capital Investors, L.P. or its transferees who hold Warrants or Warrant Shares.

                  "Class B Common Stock" means the Class B Common Stock, $.01 par value, of the Company.

                  "Closing Date" has the meaning given to such term in the Securities Purchase Agreement.

                  "Commission" means the Securities and Exchange Commission (or a successor thereto).

                  "Common Stock" means (i) the Common Stock, $.01 par value of the Company, (ii) the Class B Common Stock and (iii) any other class of capital stock of the Company hereafter authorized that is not limited to a fixed sum or percentage of par or stated or liquidation value with respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

                  "Company" has the meaning given to such term in the Preamble.

                  "Company Notice Date" has the meaning given to such term in
Section 6.4.

                  "Compliance Sideletter" has the meaning given to such term in the Securities Purchase Agreement.

                  "Control" means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Convertible Securities" has the meaning given to such term in
Section 5.3(b)(i).

                  "Delivery Date" has the meaning given to such term in Section 4.3(a).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Form" means the exchange form attached as Annex B to a Warrant.

                  "Excluded Securities" means:

                  (i) shares of capital stock issued pursuant to a stock dividend or a stock split or other subdivision of shares;

                  (ii) Common Stock issued upon exercise of any Warrant;

                  (iii) Common Stock obtained upon conversion of Class B Common Stock;

                  (iv) securities issued by the Company in a Public Offering;

                  (v) securities issued upon exercise of conversion or exchange rights, options or subscription calls, warrants, commitments or claims, provided that the foregoing are issued and outstanding on the date hereof and are listed on Schedule 2.4(g) or are issued hereafter in compliance with Section 5.3; and

                  (vi) Common Stock or Options to purchase Common Stock issued to employees, officers or, directors of the Company or any Subsidiary or the issuance of Common Stock upon the exercise of any such Options; provided, however, that the aggregate amount of all such Common Stock or Common Stock which may be acquired upon the exercise of such Options shall not exceed an aggregate of 5% of the Common Stock outstanding on the date of issuance of such Common Stock or Options, as the case may be.

                  "Excluded Transaction" means, with respect to any member of the Spell Group, any sale or pursuant to a Public Offering or any sale or other transfer to a majority-controlled Affiliate of such member of the Spell Group (other than the Company or any Subsidiary) or to a member of the Family Group of such member of the Spell Group.

                  "Exercise Form" means the exercise form attached as Annex A to a Warrant.

                  "Exercise Price" means $.01 per Warrant Share, subject to adjustment from time to time in the manner provided in Article V.

                  "Expiration Time" means 5:00 p.m., Eastern time, on September 20, 2009.

                  "Family Group" means an individual's spouse and descendants (whether natural or adopted) and any trust established solely for the benefit of such individual or such individual's spouse and descendants (whether natural or adopted) for estate planning purposes and any partnership in which all of the partners consist of the such individual and/or such individual's spouse and/or such individuals descendants (whether natural or adopted).

                  "Financing" means the borrowing of money by the Company (including in connection with any refinancing of existing Indebtedness of the Company), the sale or issuance of capital stock, a recapitalization of the Company, a revaluation of the Company's assets (to the extent permitted under applicable law and GAAP), transfers by the Company from its capital to its surplus accounts, effecting the sale of the Warrants and/or the Warrant Shares required to be purchased by the Company under Section 6.4 to one or more third parties or any other transaction (other than a sale of a majority of the assets of the Company) pursuant to which the Company makes available funds in an amount sufficient to satisfy in cash all its obligations under Section 6.4.

                  "Fiscal Year" means, with respect to the Company, the one-year period ending on December 31 of any year; provided, however, that with respect to the fiscal period ending on December 31, 1999 the Fiscal Year of the Company shall be the fiscal period commencing on the Closing Date and ending on December 31, 1999.

                  "Fully Diluted Basis" means, with respect to the Common Stock at any time of determination, the number of shares of Common Stock that would be issued and outstanding at such time, assuming full conversion, exercise and exchange of all issued and outstanding Convertible Securities and Options that shall be (or may become) exchangeable for, or exercisable or convertible into, Common Stock, including the Warrants, except that the number of shares of Common Stock outstanding on a Fully Diluted Basis shall not include the number of shares of Common Stock issuable upon exercise, conversion or exchange of Options or Convertible Securities that, at the time of determination, are Out of the Money.

                  "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time.

                  "Governmental Authority" means any federal, state, municipal or other government, governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States of America or any political subdivision thereof, or of any other country.

                  "Holder" means with respect to any Warrant, the holder of such Warrant as set forth in the Warrant Register.

                  "Indebtedness" has the meaning given to such term in the Securities Purchase Agreement.

                  "IRC" has the meaning given to such term in Section 2.2(b).

                  "Market Price" means, for any security as of any date of determination:

         (a) if such security is Publicly Traded as of the date of determination, the price determined by computing the average, over a period consisting of the most recent twenty-one (21) Business Days occurring on or prior to the date of determination, of the applicable price set forth below (but excluding any trades or quotations that are not bona fide, arm's length transactions):

                  (i) the average of the closing prices for such security on such Business Day on all domestic securities exchanges on which such security may be listed, or

                  (ii) if there have been no sales on any such exchange on such Business Day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such Business Day, or

                  (iii) if on any Business Day such security is not so listed, the average of the representative bid and asked prices quoted on the Nasdaq National Market or Nasdaq Small-Cap Market as of 4:00 P.M., New York time, on such Business Day, or

                  (iv) if on any Business Day such security is not quoted in the Nasdaq National Market or Nasdaq Small-Cap Market, the average of the highest bid and lowest asked prices on such Business Day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization.

         (b) if such security is not Publicly Traded as of the date of determination, (i) in the case of the Common Stock, the Market Value Per Share, determined in accordance with the Valuation Procedure, and (ii) in the case of any other security, the fair market value of one share or other applicable unit of such security, determined in accordance with the Valuation Procedure, except that if the Market Price of the Common Stock is being determined for purposes of
Section 4.3(c), such determination shall be made in good faith by the Board exercising reasonable business judgment.

                  "Market Value" means the highest price that would be paid for the entire common equity interest in the Company on a going-concern basis in a single arm's-length transaction between a willing buyer and a willing seller (neither acting under compulsion), using valuation techniques then prevailing in the securities industry and assuming full disclosure of all relevant information and a reasonable period of time for effectuating such sale. For the purposes of determining the Market Value, (i) the exercise price of Options to acquire Common Stock that are not Out of the Money shall be deemed to have been received by the Company and (ii) the liquidation preference or indebtedness, as the case may be, represented by Convertible Securities that are not Out of the Money shall be deemed to have been eliminated or cancelled.

                  "Market Value Per Share" means the price per share of Common Stock obtained by dividing (A) the Market Value by (B) the number of shares of Common Stock outstanding (on a Fully-Diluted Basis) at the time of determination.

                  "MassMutual Holders" means, collectively, Massachusetts Mutual Life Insurance Company, MassMutual Corporate Investors, MassMutual Participation Investors, MassMutual Corporate Value Partners Limited or any of their respective transferees who hold Warrants or Warrant Shares.

                  "Notes" has the meaning given to such term in the Preamble.

                  "Options" has the meaning given to such term in Section 5.3(b)(i).

                  "Organizational Documents" means, with respect to any Person, each instrument or other document that (a) defines the existence of such Person, including its articles or certificate of incorporation, as filed or recorded with an applicable Governmental Authority, or (b) governs the internal affairs of such Person, including its by-laws, in each case as amended, supplemented or restated.

                  "Other Equity Documents" means the Team Agreement dated as of February 23, 1998 by and among William Spell, Harry Spell, Bruce Richard and Richard Perkins.

                  "Out of the Money" means, at any date of determination (a) in the case of an Option, that the aggregate fair market value as of such date of the shares of Common Stock issuable upon the exercise of such Option is less than the aggregate exercise price payable upon such exercise and (b) in the case of a Convertible Security, that the quotient resulting from dividing the fair market value as of such date of such Convertible Security by the number of shares issuable as of such date upon conversion or exchange of such Convertible Security is greater than the fair market value of a share of Common Stock.

                  "Own" means, with respect to any security, to own, hold or Control. Owns and Ownership shall have correlative meanings.

                  "Person" shall be construed as broadly as possible and includes natural person, corporation, limited liability company, partnership, joint venture, trust, unincorporated association or other organization and a Governmental Authority.

                  "Proportionate Percentage" means, with respect to any Holder at any time, the quotient obtained by dividing (a) the aggregate number of Warrant Shares then held by such Holder by (b) the total number of shares of Common Stock then outstanding (on a Fully-Diluted Basis).

                  "Publicly Traded" means, with respect to any security, that such security is (a) listed on a domestic securities exchange, (b) quoted on Nasdaq Small-Cap Market or (c) traded in the domestic over-the-counter market, which trades are reported by the National Quotation Bureau, Incorporated.

                  "Public Offering" means an offering of Common Stock under an effective registration statement under the Securities Act.

                  "Put Closing Date" has the meaning given to such term in
Section 6.4.

                  "Put Notice" has the meaning given to such term in Section 6.4

                  "Put Notice Date" has the meaning given to such term in
Section 6.4

                  "Put Postponement" has the meaning given to such term in
Section 6.4.

                  "Put Price Per Share" means, as at any date, the Market Price for a share of Common Stock.

                  "Put Reactivation Date" has the meaning given to such term in 6.4.

                  "Put Response Notice" has the meaning given to such term in
Section 6.4 .

                  "Put Right" means the right of a Holder to require the Company to purchase Warrants and Warrant Shares pursuant to, and in accordance with,
Section 6.4.

                  "Put Withdrawal Notice" has the meaning given to such term in
Section 6.4.

                  "Refused Securities" has the meaning given to such term in
Section 6.2(c).

                  "Registration Rights Agreement" means the Registration Rights Agreement dated as of the date hereof, substantially in the form of Exhibit A hereto.

                  "Requisite Holders" means, as of any date of determination, Holders holding Warrants or Warrant Shares representing at least 75% of the Warrant Shares (i) previously issued or (ii) issuable upon exercise of Warrants then outstanding.

                  "Section 6.2 Notice of Acceptance" has the meaning given to such term in Section 6.2.

                  "Section 6.2 Offer" has the meaning given to such term in
Section 6.2.

                  "Section 6.2 Offer Notice" has the meaning given to such term in Section 6.2.

                  "Section 6.2 Securities" has the meaning given to such term in
Section 6.2(a).

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securities Purchase Agreement" has the meaning given to such term in the Preamble.

                  "Senior Debt" has the meaning given to such term in the Securities Purchase Agreement.

                  "Spell Group" means William H. Spell, Harry W. Spell, Bruce A. Richard and Richard W. Perkins.

                  "Subsidiary" means, with respect to any Person, any other Person of which more than fifty percent (50%) of the shares of stock or other interests entitled to vote in the election of directors or comparable Persons performing similar functions (excluding shares or other interests entitled to vote only upon the failure to pay dividends thereon or other contingencies) are at the time owned or controlled, directly or indirectly through one or more Subsidiaries, by such Person.

                  "Transfer" means any sale, transfer, assignment, or other disposition of any interest in, with or without consideration, any security, including any disposition of any security or of any interest therein which would constitute a sale thereof within the meaning of the Securities Act.

                  "Valuation Procedure" means, with respect to the determination of any amount or value required to be determined in accordance with such procedure (the "valuation amount"), a determination (which shall be final and binding on the Company and the Holders) made (i) by agreement among the Company and the Requisite Holders within thirty (30) days following the event requiring such determination or (ii) in the absence of such an agreement, by an Appraiser (as defined below) selected in accordance with the further provisions of this definition. If the Board and the Requisite Holders are unable to agree upon an acceptable Appraiser within ten (10) days after the date either party proposed that one be selected, the Appraiser will be selected by an arbitrator located in New York City, New York, selected by the American Arbitration Association (or if such organization ceases to exist, the arbitrator shall be chosen by a court of competent jurisdiction). The arbitrator shall select the Appraiser (within ten
(10) days of his appointment) from a list, jointly prepared by the Board and the Requisite Holders, of not more than six Appraisers of national standing in the United States, of which no more than three may be named by the Board and no more than three may be named by the Requisite Holders. The arbitrator may consider, within the ten-day period allotted, arguments from the parties regarding which Appraiser to choose, but the selection by the arbitrator shall be made in its sole discretion from the list of six. The Board and the Requisite Holders shall submit to the Appraiser their respective determinations of the valuation amount, and any supporting arguments and other data as they may desire, within ten (10) days of the appointment of the Appraiser, and the Appraiser shall as soon as practicable thereafter make its own determination of the valuation amount. The final valuation amount for purposes hereof shall be the average of the two valuation amounts closest together, as determined by the Appraiser, from among the valuation amounts submitted by the Board and the Requisite Holders and the valuation amount calculated by the Appraiser. The Company shall pay the fees and expenses of the Appraiser and arbitrator (if any) used to determine the valuation amount. If required by any Appraiser or arbitrator, the Company shall execute a retainer and engagement letter containing reasonable terms and conditions, including, without limitation, customary provisions concerning the rights of indemnification and contribution by the Company in favor of such Company or arbitrator and its officers, directors, partners, employees, agents and Affiliates. As used herein, "Appraiser" means (a) with respect to a determination of Market Value or the fair market value of any security, an investment banking firm and (b) with respect to a determination of other valuation required hereunder, a firm of the type generally considered to be qualified in making determinations of the type required.

                  "Warrant" has the meaning given to such term in Section
3.1(a).

                  "Warrant Register" has the meaning given to such term in
Section 3.1(b).

                  "Warrant Shares" means (a) the shares of Common Stock issued or issuable upon exercise of a Warrant in accordance with Section 4.1 or upon exchange of a Warrant in accordance with Section 4.2, (b) all other securities or other property issued or issuable upon any such exercise or exchange in accordance with this Agreement and (c) any securities of the Company distributed with respect to the securities referred to in the preceding clauses (a) and (b).

As used in this Agreement, the phrase "Warrant Shares then held" by any Holder or Holders means Warrant Shares held at the time of determination by such Holder or Holders and Warrant Shares issuable upon exercise of Warrants held at the time of determination by such Holder or Holders.

1.2      Accounting Terms and Determinations.

         Except as otherwise may be expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Holders hereunder and under the Warrants shall be prepared, in accordance with GAAP. All calculations made for the purposes of determining compliance with the terms of this Agreement and the Warrants shall (except as otherwise may be expressly provided herein) be made by application of GAAP.

                                   ARTICLE II

                          PURCHASE AND SALE OF WARRANTS

2.1 Authorization and Issuance of Shares and Warrants.

         The Company has authorized (i) the issuance of the Warrants to the Initial Holders pursuant to this Agreement and (ii) the issuance of such number of shares of Common Stock as shall be necessary to permit the Company to comply with its obligations, as of the date hereof, to issue Warrant Shares pursuant to the Warrants.

2.2      Issuance of the Warrants.

         (a) Issuance. On the Closing Date, the Company shall (i) issue to each Initial Holder Warrants representing the right to acquire the number of shares of Common Stock set forth opposite such Initial Holder's name on Schedule I hereto against delivery by such Initial Holders of the consideration provided in
Section 2.1(b) of the Securities Purchase Agreement, (ii) deliver to each Initial Holder a single certificate for the Warrants to be acquired by such Initial Holder hereunder, registered in the name of such Initial Holder, except that, if an Initial Holder shall notify the Company in writing prior to such issuance that it desires certificates for Warrants to be issued in other denominations or registered in the name or names of any Affiliate, nominee or nominees of such Initial Holder for its or their benefit, then the certificates for Warrants for such Initial Holder shall be issued to such Initial Holder in the denominations and registered in the name or names specified in such notice,
(iii) deliver to each Initial Holder a legal opinion from counsel to the Company in form and substance satisfactory to the Initial Holders and (iv) deliver to each Initial Holder the additional documents listed on the Schedule of Documents attached to the Securities Purchase Agreement.

         (b) Allocation of Price. The Initial Holders and the Company hereby acknowledge and agree that the Warrants are part of an "investment unit" within the meaning of Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended ("IRC"), which includes the Notes. Notwithstanding anything to the contrary contained herein or in the Securities Purchase Agreement, the Initial Holders and the Company hereby further acknowledge and agree that for United

States federal income tax purposes the aggregate "issue price" of the Warrants and the Notes under Section 1273(b) of the IRC (and for purposes of comparable state and local income tax laws) shall equal $3,500,000 and $29,000,000, respectively. The Initial Holders and the Company agree to use the foregoing issue prices for all income tax purposes with respect to this transaction.

2.3      Representations by Initial Holders.

         Each Initial Holder, annually as to itself only, represents and warrants to the Company as follows:

         (a) Purchase for its Own Account. Such Initial Holder is purchasing the Warrants for its own account, without a view to the distribution thereof in violation of the Securities Act, all without prejudice, however, to the right of such Initial Holder at any time, in accordance with this Agreement or the Registration Rights Agreement, lawfully to sell or otherwise to dispose of all or any part of the Warrants or the Warrant Shares held by it.

         (b) Accredited Investor. Such Initial Holder is an "accredited investor" within the meaning of Regulation D under the Securities Act.

         (c) Authority, Etc. Such Initial Holder has the power and authority to enter into and perform this Warrant Agreement and the execution and performance hereof have been duly authorized by all proper and necessary action; this Warrant Agreement constitutes the valid and legally binding obligation of such Initial Holder, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights and the application of equitable principles.

         (d) Securities Act Compliance. Such Initial Holder understands that the Company has not registered the Warrants or the Warrant Shares under the Securities Act, and each Initial Holder agrees that neither the Warrants nor the Warrant Shares shall be sold or transferred or offered for sale or transfer by it without registration under the Securities Act or the availability of an exemption therefrom, all as more fully provided in Section 3.3.

2.4      Representations and Warranties of the Company.

         As a material inducement to the Initial Holders to accept the Warrants as additional consideration therefor, the Company represents and warrants as follows:

         (a) Existence; Qualification. Each of the Company and the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each of the Company and the Subsidiaries is duly qualified, licensed or admitted to do business and is in good standing as a foreign corporation in every jurisdiction where the failure to be so qualified would have a material adverse effect on the business, financial condition, operations, assets, liabilities or capitalization of the Company and the Subsidiaries taken as a whole and has all requisite corporate power and authority to transact its business in all such jurisdictions.

         (b) No Breach. The execution, delivery and performance of this Agreement, the Warrants and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby will not (a) violate the articles of incorporation or by-laws of the Company, (b) violate, or result in a breach of or default under, any other instrument or agreement to which the Company is a party or is bound, (c) violate any judgment, order, injunction, decree or award against or binding upon the Company, (d) result in the creation of any Lien upon any of the properties or assets of the Company, or (e) violate any law, rule or regulation relating to the Company.

         (c) Corporate Action. The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Warrants and the Registration Rights Agreement; the execution, delivery and performance by the Company of this Agreement, the Warrants and the Registration Rights Agreement have been duly authorized by all necessary corporate action (including any stockholder action) on the part of the Company; this Agreement, the Warrants and the Registration Rights Agreement have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (regardless of whether enforcement is sought in equity or at law); the shares of Common Stock constituting the Warrant Shares initially covered by the Warrants have been duly and validly authorized and reserved for issuance and will, when paid for and issued and delivered in accordance with the Warrants, be duly and validly issued, fully paid and nonassessable and free and clear of any Liens; and none of the Warrant Shares issued pursuant to the terms hereof will be in violation of any preemptive or similar rights of any Person.

         (d) Approvals. Except in connection with the registration of the Warrant Shares pursuant to the Registration Rights Agreement and relevant securities law filings, no authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any other Person are necessary for the execution, delivery or performance by the Company of this Agreement, the Warrants or the Registration Rights Agreement or for the validity or enforceability thereof. Any such action required to be taken as a condition to the execution and delivery of this Agreement and the Registration Rights Agreement, or the execution, issuance and delivery of the Warrants, has been duly (or will be) taken by all such Governmental Authorities or other Persons, as the case may be.

         (e) Investment Company Act. The Company is not an "investment company," or a company "controlled by" an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         (f) Public Utility Holding Company Act. The Company is not a "holding company," or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         (g) Capitalization.

                  (i) Schedule 2.4(g) hereto correctly sets forth the authorized, issued and outstanding capital stock of the Company. Upon the issuance of the Warrants under this Agreement, other than (x) the Warrants to be issued pursuant to this Agreement, and (y) as described on Schedule 2.4(g), the Company shall not have outstanding any

         Convertible Securities or Options or any warrants, options, other securities or other rights exercisable or convertible into or exchangeable for any shares of capital stock of the Company, nor shall it have outstanding any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any capital stock or any warrants, options, other securities or other rights exercisable or convertible into or exchangeable for any capital stock of the Company.

                  (ii) Except as set forth on Schedule 2.4(g), there is not in effect on the date hereof any agreement by the Company pursuant to which any holders of securities of the Company have a right to cause the Company to register such securities under the Securities Act, other than the Registration Rights Agreement, or any agreement to which the Company or (to its knowledge) any of its stockholders is a party relating to the voting, transfer or sale of such securities.

         (h) Private Offering. Assuming the truth and accuracy of each Initial Holder's representations and warranties contained in Section 2.3 hereof, the issuance and sale of the Warrants to such Initial Holder hereunder are exempt from the registration and prospectus delivery requirements of the Securities Act. The Company agrees that neither the Company nor any Person acting on its behalf has offered or will offer the Warrants or Warrant Shares or any part thereof or any similar securities for issuance or sale to, or has solicited or will solicit any offer to acquire any of the same from, any Person so as to bring the issuance and sale of the Warrants or Warrant Shares within the provisions of the registration and prospectus delivery requirements of the Securities Act.

         (i) No Litigation. There is no action, suit, proceeding or investigation pending or, to the best of the Company's knowledge after due inquiry, threatened against the Company or any of its Subsidiaries before any Governmental Authority with respect to or seeking to enjoin the transactions contemplated by this Agreement, the Warrants or the Registration Rights Agreement.

                                  ARTICLE III

                 FORM; REGISTER; EXCHANGE FOR WARRANTS; TRANSFER

3.1      Form of Warrant; Register.

         (a) Form. Each Warrant issued hereunder shall be in the form of Exhibit B (each, a "Warrant") and shall be executed on behalf of the Company by its Chairman or its Chief Executive Officer and by its Chief Financial Officer, its Treasurer or its Assistant Treasurer, except that a Warrant need not bear any legend appearing on the first page of such form from and after such time as all the restrictions to which such legend relates no longer apply. Upon initial issuance, each Warrant shall be dated as of the date of signature thereof by the Company.

         (b) Register. Each Warrant issued, exchanged or transferred hereunder shall be registered in a warrant register (the "Warrant Register"). The Warrant Register shall set forth the number of each Warrant, the name and address of the Holder thereof and the original number of Warrant Shares purchasable upon the exercise thereof. The Warrant Register will be maintained by the Company and will be available for inspection by any Holder at the principal office of the

Company or such other location as the Company may designate to the Holders in the manner set forth in Section 8.1. The Company shall be entitled to treat the Holder of any Warrant as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other Person.

3.2      Exchange of Warrants for Warrants.

         (a) Exchange. The Holder may exchange any Warrant or Warrants issued hereunder for another Warrant or Warrants of like kind and tenor representing in the aggregate the right to purchase the same number of Warrant Shares that could be purchased pursuant to the Warrant or Warrants being so exchanged. In order to effect an exchange permitted by this Section 3.2, the Holder shall deliver to the Company such Warrant or Warrants accompanied by a written request signed by the Holder thereof specifying the number and denominations of Warrants to be issued in such exchange and the names in which such Warrants are to be issued. As promptly as practicable but in any event within ten (10) Business Days of receipt of such a request, the Company shall, without charge, issue, register and deliver to the Holder thereof each Warrant to be issued in such exchange.

         (b) Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Holder being satisfactory) of the ownership and the loss, theft, destruction or mutilation of any Warrant, and in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company (if the Holder is a financial institution or other institutional investor, its own agreement being satisfactory) or, in the case of any such mutilation, upon surrender of such Warrant, the Company shall, without charge, issue register and deliver in lieu of such Warrant a new Warrant of like kind representing the same rights represented by and dated the date of such lost, stolen, destroyed or mutilated Warrant. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by any Person.

         (c) Expenses. The Company shall pay all expenses and taxes (other than any applicable income or similar taxes payable by a Holder of a Warrant) attributable to an exchange of a Warrant pursuant to this Section 3.2; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance of any Warrant in a name other than that of the Holder of the Warrant being exchanged.

3.3      Transfer of Warrant.

         (a) Transfer. Subject to the further provisions of this Section 3.3 (which are intended to ensure compliance with the Securities Act), each Warrant may be transferred, in whole or in part, by the Holder thereof by delivering to the Company such Warrant accompanied by a properly completed, duly executed, Assignment Form. As promptly as practicable but in any event within ten (10) Business Days of receipt of such Assignment Form, the Company shall, without charge, issue, register and deliver to the Holder thereof a new Warrant or Warrants of like kind and tenor representing in the aggregate the right to purchase the same number of Warrant Shares that could be purchased pursuant to the Warrant being transferred. In all cases of transfer by an attorney, the original power of attorney, duly approved, or a copy thereof, duly certified, shall be deposited and remain with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced and may be required to be deposited and remain with the Company in its discretion. The Company shall not be liable for complying with a request by a fiduciary or nominee of a fiduciary to register a transfer of any Warrant which is registered in the name of such fiduciary or nominee, unless made with the actual knowledge that such fiduciary or nominee is committing a breach of trust in requesting such registration of transfer, or with knowledge of such facts that the Company's participation therein amounts to bad faith.

         (b) Legend. Each certificate for Warrants or Warrant Shares shall (unless otherwise permitted by the further provisions of this Section 3.3) be stamped or otherwise imprinted with a legend in substantially the following form:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. IN ADDITION, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN SECTION 3.3 OF THE WARRANT AGREEMENT DATED AS OF SEPTEMBER 20, 1999, AS AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AMONG THE ISSUER OF THESE SECURITIES AND THE INITIAL HOLDERS NAMED THEREIN. NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. A COPY OF THE WARRANT AGREEMENT IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL EXECUTIVE OFFICE OF THE ISSUER. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY THE PROVISIONS OF THE WARRANT AGREEMENT."

         (c) Opinion. Each Holder shall, prior to any Transfer of any Warrants or Warrant Shares, give written notice to the Company of such Holder's intention to effect such Transfer and to comply in all other respects with the provisions of this Section in making such proposed Transfer. Each such notice shall describe the manner and circumstances of the proposed Transfer. Upon request by the Company, the Holder delivering such notice shall deliver a written opinion, addressed to the Company, of counsel for such Holder (which may be one of its internal counsels), stating that in the opinion of such counsel (which opinion shall be reasonably satisfactory to the Company) such proposed Transfer does not involve a transaction requiring registration of such Warrants or Warrant Shares under the Securities Act. Such Holder shall thereupon be entitled to Transfer Warrants or Warrant Shares, as the case may be, in accordance with the terms of the notice delivered to the Company, if the Company does not reasonably object to such Transfer and request such opinion, within ten (10) days after delivery of such notice or, if the Company does request such opinion, upon its receipt thereof. Each certificate or other instrument evidencing the securities issued upon the Transfer of any Warrants or Warrant Shares (and each certificate or other instrument evidencing any untransferred balance of such Warrants or Warrant Shares) shall bear the legend set forth in Section 3.3(b) above unless
(i) such opinion of counsel is to the effect that registration of any future Transfer is not required by the applicable provisions of the Securities Act or
(ii) the Company shall have waived the requirement of such legend.

         (d) Removal of Restrictions. Notwithstanding the foregoing provisions of this Section 3.3, the restrictions imposed by this Section 3.3 upon the transferability of any Warrants or Warrant Shares shall cease and terminate when
(i) any such Warrants or Warrant Shares are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act or as otherwise contemplated by paragraph (c) above in a manner that does not require that the Warrants or Warrant Shares so transferred continue to bear the legend set forth in Section 3.3(b) above or (ii) the holder of such Warrants or Warrant Shares has met the requirements for Transfer of such Warrants or Warrant Shares under Rule 144(k). Whenever the restrictions imposed by this Section shall terminate, upon the written request of the holder of any Warrants or Warrant Shares as to which such restrictions have terminated, as promptly as practicable but in any event within ten (10) Business Days of receipt of such request, the Company shall, without charge, issue, register and deliver a new certificate not bearing the restrictive legend set forth in Section 3.3(b) above and not containing any other reference to the restrictions imposed by this Section.

         (e) Financial Information. The Company shall provide (and authorize any Holder to provide) any readily-available financial and other information concerning the Company to any prospective purchaser of the Warrants or Warrant Shares owned by such Holder as such purchaser may reasonably request; provided that, upon request of the Company, such purchaser shall enter into a confidentiality agreement, in a form reasonably requested by the Company, with respect to any such information that is non-public.

                                   ARTICLE IV

                EXERCISE OF WARRANT; EXCHANGE FOR WARRANT SHARES

4.1      Exercise of Warrants.

         On any Business Day on or prior to the Expiration Time, a Holder may exercise a Warrant, in whole or in part, by delivering to the Company such Warrant accompanied by a properly completed Exercise Form and a check or wire transfer in an aggregate amount equal to the product obtained by multiplying (a) the Exercise Price times (b) the number of Warrant Shares being purchased. Any partial exercise of a Warrant shall be for a whole number of Warrant Shares only.

4.2      Exchange for Warrant Shares.

         On any Business Day on or prior to the Expiration Time, a Holder may exchange a Warrant, in whole or in part, for Warrant Shares by delivering to the Company such Warrant accompanied by a properly completed Exchange Form. The number of shares of Common Stock to be received by a Holder upon such exchange shall be equal to (a) the number of Warrant Shares allocable to the portion of the Warrant being exchanged (the "Allocable Number"), as specified by such Holder in the Exchange Form less (b) the number of shares equal to the quotient obtained by dividing (i) the product obtained by multiplying (A) the Exercise Price times (B) the Allocable Number by (ii) the Market Price as of the Delivery Date (as defined below). The Allocable Number need not be a whole number, but in the case of any partial exchange of a Warrant under this Section 4.2, the Allocable Number shall be determined so that the number of Warrant Shares to be issued in such exchange shall be a whole number only.

4.3      Issuance of Common Stock.

         (a) Issuance of Common Stock. As promptly as practicable but in any event within ten (10) Business Days following the delivery date (the "Delivery Date") of (i) an Exercise Form or Exchange Form in accordance with Section 4.1 or 4.2, (ii) the related Warrant and (iii) any required payment of the Exercise Price, the Company shall, without charge, issue, register and deliver one or more stock certificates representing the aggregate number of shares of Common Stock to which the Holder of such Warrant is entitled and transfer to such Holder appropriate evidence of ownership of other securities or property (including any cash) to which such Holder is entitled, in such denominations, and registered or otherwise placed in, or payable to the order of, such name or names, as may be directed in writing by such Holder. The Company shall deliver such stock certificates, evidence of ownership and any other securities or property (including any cash) to the Person or Persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share (or fractional interest in any other security), as hereinafter provided.

         (b) Partial Exercise or Exchange. If a Holder shall exercise or exchange a Warrant for less than all of the Warrant Shares that could be purchased or received thereunder, the Company shall issue, register and deliver to the Holder, as promptly as practicable but in any event within ten (10) Business Days of the Delivery Date, a new Warrant evidencing the right to purchase the remaining Warrant Shares. In the case of an exchange pursuant to
Section 4.2, the number of remaining Warrant Shares shall be the original number of Warrant Shares subject to the Warrant so exchanged reduced by the Allocable Number. Each Warrant surrendered pursuant to Section 4.1 or 4.2 shall be canceled.

         (c) Fractional Shares. The Company shall not be required to issue fractional shares of Common Stock or fractional units of any other security upon the exercise or exchange of a Warrant. If any fraction of a share of Common Stock or fractional unit of any other security would be issuable on the exercise or exchange of any Warrant, the Company may, in lieu of issuing such fractional share or unit, pay to such Holder for any such fraction an amount in cash equal to the product obtained by multiplying (i) such fraction times (ii) the Market Price for the Common Stock or for a unit of such other security, as the case may be, as of the Delivery Date.

         (d) Expenses. The Company shall pay all expenses and taxes (other than any applicable income or similar taxes payable by a Holder of a Warrant) attributable to the initial issuance of Warrant Shares upon the exercise or exchange of a Warrant; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance of any Warrant or any certificate for, or any other evidence of ownership of, Warrant Shares in a name other than that of the Holder of the Warrant being exercised or exchanged.

         (e) Record Ownership. To the extent permitted by Applicable Law, the Person in whose name any certificate for shares of Common Stock or other evidence of ownership of any other security is issued upon exercise or exchange of a Warrant shall for all purposes be deemed to have become the holder of record of such shares or other security on the Delivery Date, irrespective of the date of delivery of such certificate or other evidence of ownership (subject, in the case of any exercise to which Section 4.3(g) applies, to the consummation of a transaction upon which such exercise is conditioned), notwithstanding that the transfer books of the Company shall then be closed or that such certificates or other evidence of ownership shall not then actually have been delivered to such Person.

         (f) Approvals. If any securities constituting Warrant Shares or any portion thereof to be issued upon exercise or exchange of a Warrant require registration or approval under any Applicable Law, or require listing on any national securities exchange or national market system before such securities may be so issued, the Company will as expeditiously as possible cause such securities to be registered, approved or listed, as applicable. The Company may suspend the exercise of any Warrant so affected for the period during which such registration, approval or listing is required but not in effect.

         (g) Conditional Exercise or Exchange. Any Exercise Form or Exchange Form delivered under Section 4.1 or 4.2 may condition the exercise or exchange of any Warrant on the consummation of a transaction being undertaken by the Company or the Holder of such Warrant, and such exercise or exchange shall not be deemed to have occurred except concurrently with the consummation of such transaction, except that, for purposes of determining whether such exercise or exchange is timely it shall be deemed to have occurred on the Delivery Date. If any exercise of a Warrant is so conditioned, then, subject to delivery of the items required by Section 4.3(a), the Company shall deliver the certificates and other evidence of ownership of other securities or other property in such manner as such Holder shall direct as required in connection with the consummation such transaction upon which the exercise is conditioned. At any time that such Holder shall give notice to the Company that such transaction has been abandoned or such Holder has withdrawn from participation in such transaction, the Company shall return the items delivered pursuant to Section 4.3(a), and such Holder's election to exercise such Warrant shall be deemed rescinded.

         (h) Regulatory Problem. No Holder shall exercise or exchange any Warrant for shares of Common Stock if after giving effect to such Holder reasonably determines that such exercise would cause such Holder and its Affiliates to have a Regulatory Problem (as defined in the Compliance Sideletter).

                                   ARTICLE V

                    ADJUSTMENT OF EXERCISE PRICE AND SHARES.

5.1      General.

         The Exercise Price and the number and kind of Warrant Shares issuable upon exercise of each Warrant shall be subject to adjustment from time to time in accordance with this Article V.

5.2      Stock Dividends, Subdivisions and Combinations.

         If, at any time after the Closing Date, the Company shall:

                  (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock; or

                  (ii) subdivide, split or reclassify its outstanding shares of Common Stock into a larger number of shares of Common Stock; or

                  (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock;

then (A) the number of Warrant Shares issuable upon exercise of each Warrant shall be adjusted so as to equal the number of Warrant Shares that the Holder of such Warrant would have held immediately after the occurrence of such event if the Holder had exercised such Warrant immediately prior to the occurrence of such event and (B) the Exercise Price shall be adjusted to be equal to (x) the Exercise Price immediately prior to the occurrence of such event multiplied by
(y) a fraction (1) the numerator of which is the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to the adjustment in clause (A) and (2) the denominator of which is the number of Warrant Shares issuable upon exercise of this Warrant immediately after the adjustment in clause (A). An adjustment made pursuant to this Section 5.2 shall become effective immediately after the occurrence of such event retroactive to the record date, if any, for such event.

5.3      Issuance of Common Stock.

         (a) General. If, at any time after the Closing Date, the Company shall issue or sell (or, in accordance with Section 5.3(b), shall be deemed to have issued or sold) any shares of Common Stock without consideration or for a consideration per share less than the Market Price for the Common Stock determined as of the date of such issuance or sale, then, effective immediately upon such issuance or sale, the Exercise Price and the number Warrant Shares issuable upon exercise of each Warrant shall be adjusted as follows:

                  (i) The Exercise Price shall be reduced to an amount equal to the product obtained by multiplying (A) the Exercise Price in effect immediately prior to such issuance or sale times (B) a fraction, (I) the numerator of which shall be the sum of (x) the product of (1) the number of shares of Common Stock outstanding (on a Fully-Diluted Basis) immediately prior to such issuance or sale times (2) the Market Price for the Common Stock as of the date of such issuance or sale plus (y) the consideration, if any, received by the Company upon such issuance or sale, and (II) the denominator of which shall be the product of (x) the number of shares of Common Stock outstanding (on a Fully-Diluted Basis) immediately after such issuance or sale times (y) such Market Price.

                  (ii) The number of Warrant Shares issuable upon exercise of such Warrant shall be increased to the number of shares determined by multiplying (A) the number of Warrant Shares issuable upon exercise of such Warrant immediately prior to such issuance or sale by (B) a fraction, (1) the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment in clause (i) of this
         Section 5.3(a), and (2) the denominator of which shall be the Exercise Price in effect immediately after such adjustment.

         (b) Issuance of Options or Convertible Securities. The issuance or sale of Options or Convertible Securities shall be deemed, in accordance with this
Section 5.3(b), to be the issuance of Common Stock.

                  (i) Definitions. For the purposes of this Section 5.3(b), the term "Options" means any warrants, options or other rights to subscribe for or to purchase (A) Common Stock or (B) Convertible Securities, and the term "Convertible Securities" means any capital stock, evidence of indebtedness or other securities or rights convertible into or exchangeable for Common Stock.

                  (ii) Issuance of Options. If the Company in any manner issues or grants any Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options (or upon conversion or exchange of the total maximum amount of Convertible Securities issuable upon the exercise of such Options) shall be deemed, for purposes of Section 5.3(a), to be outstanding and to have been issued and sold by the Company. For purposes of Section 5.3(a), the Common Stock issuable upon exercise of Options or upon conversion or exchange of Convertible Securities issuable upon exercise of Options for Convertible Securities shall be deemed to have been issued and sold at a price per share equal to (A) the sum of (x) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of such Options plus (y) the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options plus (z) in the case of such Options for Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon issuance or sale of such Convertible Securities and the conversion or exchange thereof divided by (B) the total maximum number of shares of Common Stock issuable upon exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options.

                  (iii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities, then the maximum number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities shall be deemed, for purposes of Section 5.3(a) to be outstanding and to have been issued and sold by the Company. For purposes of Section 5.3(a), the Common Stock issuable upon conversion or exchange of Convertible Securities shall be deemed to have been issued and sold at a price per share equal to (A) the sum of (x) the total amount received or receivable by the Company as consideration for the issuance or sale of such Convertible Securities plus (y) the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof divided by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities.

                  (iv) Superseding Adjustment. If, at any time after any adjustment of the Exercise Price and the number of Warrant Shares issuable upon exercise of the Warrants shall have been made pursuant to
         Section 5.3(a) as a result of the issuance of Options or Convertible Securities, or after any new adjustment of the Exercise Price and the number of Warrant Shares shall have been made pursuant to this Section 5.3(b)(iv) (each of the foregoing, a "previous adjustment"):

                           (A) such Options or the right of conversion or
                  exchange of such Convertible Securities shall expire, or be terminated or surrendered, and all or a portion of such Options or the right of conversion or exchange with respect to all or a portion of such Convertible Securities, as the case may be, shall not have been exercised or treated as having been exercised or otherwise canceled or acquired by the Company in connection with any settlement, including any cash settlement, of such Options or the rights of conversion or exchange of such Convertible Securities; or

                           (B) there has been any change in the number of shares
                  of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (including as a result of a change in the number of Convertible Securities issuable upon the exercise of such Options or the operation of antidilution provisions applicable thereto); or

                           (C) the consideration per share for which shares of
                  Common Stock are issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities, or the maturity of such Convertible Securities, shall be changed;

         then the previous adjustment shall be rescinded and annulled and the shares of Common Stock which were deemed to have been issued and that gave rise to the previous adjustment shall no longer be deemed to have been issued. Thereupon, a recomputation shall be made of the adjustment, if any, of the Exercise Price and the number of Warrant Shares issuable upon exercise of the Warrants as a consequence of such Options or Convertible Securities on the basis of:

                           (D) treating the number of shares of Common Stock, if
                  any, theretofore actually issued or issuable pursuant to the previous exercise of such Options or such right of conversion or exchange (including Options or rights treated as exercised, otherwise cancelled or acquired in connection with any settlement), as having been issued on the date or dates of such issuance as determined for purposes of the previous adjustment and for the total amount of consideration actually received and receivable therefor (determined in the manner described in Section 5.3(b)(ii) or (iii), as the case may be);

                           (E) treating the maximum number of shares of Common
                  Stock (1) issuable upon the exercise (or upon the conversion or exchange of Convertible Securities issuable upon the exercise) of all Options which then remain outstanding and (2) issuable upon the conversion or exchange of all Convertible Securities which then remain outstanding, as having been issued; and

                           (F) making the computations called for in Section
                  5.3(a) hereof on the basis of the revised terms of such outstanding Options or Convertible Securities, as the case may be, as if they were newly issued at the time of such revision.

         Any adjustment of the Exercise Price and the number of Warrant Shares issuable upon exercise of the Warrants resulting from such recomputation shall supersede the previous adjustment.

                  (v) No Further Adjustments. Any adjustment of the Exercise Price or the number of Warrant Shares issuable upon the exercise of Warrants to be made pursuant to this Section 5.3 with respect to the issuance of (A) any Options (whether for Common Stock or Convertible Securities), (B) any Convertible Securities issuable upon the exercise of such Options or (C) any shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities shall be made effective upon the issuance of such Options. Any adjustment of the Exercise Price or the number of Warrant Shares issuable upon the exercise of Warrants to be made pursuant to this Section 5.3 with respect to the issuance of (x) any Convertible Securities (other than Convertible Securities issuable upon the exercise of Options) or (y) any shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities shall be made effective upon the issuance of such Convertible Securities. No further adjustment of the Exercise Price or the number of Warrant Shares issuable upon the exercise of Warrants shall be made upon the actual issuance of Common Stock or of Convertible Securities upon the exercise of such Options or upon the actual issuance of Common Stock upon conversion or exchange of Convertible Securities.

5.4      Issuance of Other Equity Securities.

         If, at any time after the Closing Date, the Company shall issue or sell any of its equity securities other than any class or series of Common Stock, Convertible Securities or Options ("Other Securities") without consideration or for a consideration per share (or other similar unit) of such Other Securities that is less than the Market Price per share (or other similar unit) of such Other Securities determined as of the date of such issuance or sale, then, effective immediately upon such issuance or sale, the Exercise Price and the number of Warrant Shares issuable upon exercise of each Warrant shall be adjusted as follows:

                  (i) The Exercise Price shall be reduced to an amount equal to the product of (A) the Exercise Price in effect immediately prior to such issuance or sale times (B) a fraction (I) the numerator of which shall be the (x) the product obtained by multiplying (1) the number of shares of Common Stock outstanding (on a Fully-Diluted Basis) on the date of such issuance or sale times (2) the Market Price for the Common Stock as of the date of such issuance or sale less (y) the amount by which (1) the aggregate Market Price for the total number of such Other Securities sold or issued exceeds (2) the aggregate consideration received by the Company for the total number of such Other Securities sold or issued, and (II) the denominator of which shall be the product obtained by multiplying (x) the number of shares of Common Stock outstanding (on a Fully-Diluted Basis) on the date of such issuance or sale, by (y) such Market Price.

                  (ii) The number of Warrant Shares issuable upon exercise of such Warrant shall be increased to the number of shares determined by multiplying (A) the number of Warrant Shares issuable upon exercise of such Warrant immediately prior to such issuance or sale of Other Securities times (B) a fraction (1) the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment in clause
         (i) of this Section 5.4 and (2) the denominator of which shall be the Exercise Price in effect immediately after such adjustment.

5.5      Capital Reorganization, Capital Reclassifications, Merger, Etc.

         If, at any time after the Closing Date, there shall be any capital reorganization or any reclassification of the capital stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares to which Section 5.2 applies) or the Company shall consolidate with, merge with or into, or sell all or substantially all of its assets or property to, another Person, then in each case the Company shall cause effective provision to be made so that each Warrant shall, effective as of the effective date of such event retroactive to the record date, if any, of such event, be exercisable for the kind and number of shares of stock, other securities, cash or other property to which a holder of the number of Warrant Shares issuable upon exercise of such Warrant would have been entitled upon such event. In any such case, if necessary, the provisions of this Agreement and the Warrants with respect to the rights and interests thereafter of the Holders of the Warrants shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock, other securities, cash or other property thereafter deliverable upon the exercise of the Warrants.

5.6      Other Actions Affecting Common Stock.

         (a) Equitable Equivalent. If at any time or from time to time the Company shall take any action affecting its Common Stock, other than any action otherwise described in this Article V, then the number of Warrant Shares issuable upon exercise of each Warrant shall be adjusted in such manner and at such time as the Board shall in good faith determine (such determination to be reasonably acceptable to the Majority Holders) to be equitable in the circumstances, but no such adjustment shall decrease the number of Warrant Shares issuable upon exercise of this Warrant.

         (b) No Avoidance. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company. The Company shall at all times in good faith assist in the carrying out of all the provisions of this Article V and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holders against impairment.

5.7      Miscellaneous

         (a) Calculation of Consideration Received. If any Common Stock, Options, Convertible Securities or Other Securities are issued or sold or deemed to have been issued or sold for cash, then the consideration received therefor shall be deemed to be the net amount received by the Company therefor. If any Common Stock, Options, Convertible Securities or Other Securities are issued or sold for consideration other than cash, then the amount of the consideration other than cash received by the Company shall be the fair market value of such consideration, as of the date of receipt, determined in accordance with the Valuation Procedure.

         (b) Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issuance of Common Stock.

         (c) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be. If the Company shall take any such record of the holders of its Common Stock and shall, thereafter and before the taking of the action for which such record was taken, legally abandon its plan to take much action, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

         (d) Deferral of Issuance. In any case in which this Article V shall require that any adjustment in the number of Warrant Shares purchasable hereunder or in the Exercise Price be made effective as of immediately after a record date for a specified event, the Company may elect to defer, until the occurrence of such event, the issuing to the Holder of any Warrant exercised after such record date of the shares of Common Stock and other capital stock of the Company, if any, issuable upon such exercise over and above the number of shares of Common Stock and other capital stock of the Company, if any, that would have been issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment. In such case, the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

         (e) Notice; Adjustment Rules. Whenever the Exercise Price and the number of Warrant Shares shall be adjusted as provided in this Article V, the Company shall provide to each Holder a statement, signed by the Chairman, the President or the Chief Financial Officer of the Company, describing in detail the facts requiring such adjustment and setting forth a calculation of the Exercise Price and the number of Warrant Shares applicable to each Warrant after giving effect to such adjustment. All calculations under this Article V shall be made to the nearest one hundredth of a cent ($.0001) or to the nearest one-tenth of a share, as the case may be. Adjustments pursuant to this Article V shall apply to successive events or transactions of the types covered thereby. Notwithstanding any other provision of this Article V, no adjustment shall be made to the number of shares of Common Stock or to the Exercise Price if such adjustment represents less than 1% of the number of shares previously required to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 1% or more of the number of shares to be so delivered.

         (f) Certain Adjustments. The Company may make such reductions in the Exercise Price or increase in the number of Warrant Shares to be received by any Holder upon the exercise or exchange of a Warrant, in addition to those adjustments required by this Article V, as it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Common Stock, or any issuance wholly for cash of any shares of Common Stock, or any issuance wholly for cash of shares of Common Stock or Convertible Securities, or any stock dividend, or any issuance of Options hereinafter made by the Company to the holders of its Common Stock shall not be taxable to such holders.

         (g) Excluded Issuances. Notwithstanding any other provision of this
Article V, no adjustment shall be made pursuant to this Article V in respect of
(a) the issuance of Common Stock or Options to purchase Common Stock issued to employees, officers or directors of the Company or any Subsidiary, or the issuance of Common Stock upon the exercise of any such Options, provided, however, that the aggregate amount of all such Common Stock or Common Stock which may be acquired upon the exercise of such Options shall not exceed an aggregate of 5% of the Common Stock outstanding on the date of the issuance of such Common Stock or Options, as the case may be, (b) the issuance from time to time of shares of Common Stock upon the exercise of any of the Warrants, (c) the issuance of Common Stock obtained upon conversion of the Class B Common Stock and (d) securities issued upon exercise of conversion or exchange rights, options or subscription calls, warrants, commitments or claims, provided that the foregoing are issued and outstanding on the date hereof and are listed on
Schedule 2.4(g).

         (h) Par Value. The Company shall not increase the par value of any shares of Common Stock or other securities issuable upon the exercise of the Warrants to an amount that exceeds the Exercise Price. Before taking any action that would cause an adjustment pursuant to this Article V that would reduce the Exercise Price below the par value per share of the Common Stock, the Company shall be required to take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

                                   ARTICLE VI

                              CERTAIN OTHER RIGHTS

6.1 Payments in Respect of Dividends and Distributions.

         If, at any time prior to the Expiration Date, the Company pays any dividend or makes any distribution (whether in cash, property or securities of the Company) on its capital stock which does not result in an adjustment under
Article V, then the Company shall simultaneously pay to the Holder of each Warrant, the dividend or distribution which would have been paid to such Holder on the Warrant Shares receivable upon the exercise in full of such Warrant had such Warrant been fully exercised immediately prior to the record date for such dividend or distribution or, if no record is taken, the date as of which the record holders of Warrant Shares entitled to such dividend or distribution are to be determined.

6.2      Right of First Offer.

         (a) Offer. The Company shall not issue, sell or exchange, agree to issue, sell or exchange, any (i) Common Stock, (ii) any Options or (iii) any Convertible Securities unless, in each case, the Company shall have first offered (the "Section 6.2 Offer") to sell to each Holder its Proportionate Percentage of such securities (the "Section 6.2 Securities"), at a price and on such other terms as shall have been specified by the Company in a written notice (the "Section 6.2 Offer Notice") delivered to such Holder. Each Section 6.2 Offer by its terms shall remain open and irrevocable for a period of twenty (20) Business Days from the date it is delivered by the Company to the Holders.

         (b) Acceptance Procedure. Notice of each Holder's intention to accept, in whole or in part, a Section 6.2 Offer shall be evidenced by a writing signed by such Holder and delivered to the Company prior to the end of the 20 - Business - Day period of such Section 6.2 Offer, setting forth such portion of the Section 6.2 Offered Securities as such Holder elects to purchase (the "Section 6.2 Notice of Acceptance").

         (c) Sale of Refused Securities. In the event that Section 6.2 Notices of Acceptance are not given by the Holders in respect of all the Section 6.2 Securities offered to the Holders pursuant to Section 6.2(a), the Company shall have ninety (90) days from the expiration of the offer and reoffer process described in Section 6.2(b), to sell all or any part of such Section 6.2 Securities as to which Section 6.2 Notices of Acceptance have not been given by the Holders (the "Refused Securities") to any other Person or Persons, but only upon terms and conditions in all respects, including, without limitation, unit price and interest rates, which are no more favorable, in the aggregate, to such other Person or Persons or less favorable to the Company than those set forth in the Section 6.2 Offer. Upon the closing of the sale of the Section 6.2 Securities, the Holders shall purchase from the Company, and the Company shall sell to the Holders, the Section 6.2 Securities in respect of which Section 6.2 Notices of Acceptance were delivered to the Company, at the terms specified in the Section 6.2 Offer.

         (d) Exclusions. The provisions of this Section 6.2 shall not apply to the issuance or sale of Excluded Securities.

6.3      Tag-Along Rights.

         (a) Right to Sell. With respect to any proposed Transfer of Common Stock by any member of the Spell Group (including, without limitation, (i) any Transfer by a majority-controlled Affiliate of any such Person or any member of such Person's Family Group and (ii) any Transfer to the Company or any of its Subsidiaries but in each case excluding any Excluded Transaction), such member of the Spell Group (or such majority-controlled Affiliate or Family Group member, as the case may be) shall have the obligation, and each Holder shall have the right, to require the proposed Transferee to offer to purchase from such Holder, at the same price per share (less, in the case of a purchase of Warrants, the Exercise Price) and upon the same terms and conditions of sale offered to such member of the Spell Group (or such majority-controlled Affiliate or Family Group member, as the case may be), up to a number of Warrant Shares (issued or represented by outstanding Warrants) equal to the product (rounded to the nearest whole number) obtained by multiplying (i) a fraction, the numerator of which is the number of shares of Common Stock proposed to be transferred by such member of the Spell Group (or such majority-controlled Affiliate or Family Group member, as the case may be) and the denominator of which is the total number of shares of Common Stock held by such member of the Spell Group (or such majority-controlled Affiliate or Family Group member, as the case may be) by
(ii) the aggregate number of Warrant Shares then (issued or represented by outstanding Warrants) held by such Holder. At least twenty (20) Business Days prior to any Transfer of Common Stock (other than an Excluded Transaction) by any member of the Spell Group (or a majority-controlled Affiliate or Family Group member of any Spell Group member, as the case may be), such member of the Spell Group (or such majority-controlled Affiliate or Family Group member, as the case may be) shall provide notice to each Holder specifying (A) the maximum number of shares of Common Stock to be transferred, (B) the name and address of the proposed transferee, (C) the form of consideration and terms and conditions thereof, (D) the number of shares which such Holder may require the proposed purchaser to purchase from it in accordance with this Section 6.3 and (E) a representation and warranty by such member of the Spell Group (or such majority-controlled Affiliate or Family Group member, as the case may be) that the proposed transferee has been informed of the "tag-along" rights provided herein and that such member of the Spell Group (or such majority-controlled Affiliate or Family Group member, as the case may be) will not Transfer shares unless such transferee has agreed to purchase all shares required to be purchased from Holders hereunder. Any Transfer of Common Stock by any member of the Spell Group ( a majority-controlled Affiliate or Family Group member of such Spell Group Member, as the case may be) shall not be consummated until (and shall be void ab initio unless) the provisions of this Section 6.3 shall have been complied with.

         (b) Exercise. Any Holder may exercise its rights under Section 6.3(a) by delivering at least 5 Business Days prior to the end of such 20-Business-Day period, a written notice to such member of the Spell Group indicating the desire of such Holder to exercise its rights under this Section 6.3 and the number of shares such Holder wishes to Transfer, if less than the number which the Holder is entitled to Transfer under Section 6.3(a). The rights of a Holder under this
Section 6.3 in connection with any proposed Transfer shall not be adversely affected by a Holder's failure to exercise such rights in connection with any prior proposed Transfer.

         (c) Additional Sales. If at any time prior to a proposed Transfer such member of the Spell Group wishes to Transfer a greater number of shares than that originally proposed, such member of the Spell Group shall notify each Holder immediately of the additional number of shares being proposed for Transfer. Each Holder may require the proposed transferee to purchase from such Holder a number of additional Warrant Shares (issued or represented by outstanding Warrants) determined in accordance with 6.3(a) above but based upon the number of additional shares the proposed transferee desires to purchase. The additional tag-along rights provided by this Section 6.3(c) shall be exercised by any Holder within ten (10) Business Days following the date of the giving of the supplementary notice by such member of the Spell Group by delivery of written notice indicating its desire to exercise its additional rights under this Section 6.3(c) and the number of shares such Holder wishes to Transfer, if less than the number which such Holder is entitled to Transfer under Section 6.3(a) and this Section 6.3(c).

         (d) Closing. At the closing of any purchase of shares pursuant to this
Section 6.3, each participating Holder shall deliver certificates representing the Warrant Shares (or Warrants) being purchased by the transferee, duly endorsed for transfer. At such closing, all of the parties to the transaction shall execute such customary documentation as may reasonably be requested by the parties thereto; provided, however, that any Holder may withdraw from such transaction if the documentation is not in form and substance satisfactory to such Holder.

         (e) Spell Group Undertaking. Simultaneously with the execution and delivery hereof, the Company is delivering an undertaking from all the members of the Spell Group in the form attached hereto as Exhibit C.

6.4      Put Rights.

         (a) Put Rights.

                  (i) At any time on or after the occurrence of a Change of Control, but prior to the Expiration Date, each Holder will have the right to require the Company to purchase all or any part of the Warrants and the Warrant Shares owned by such Holder.

                  (ii) Any Holder may exercise a Put Right by delivering a notice to the Company stating that such Holder will require the Company to purchase the Warrants or Warrant Shares specified in such notice (a "Put Notice"). Within 15 days after the first date of receipt of a Put Notice by the Company (the "Put Notice Date"), the Company shall give a notice to all other Holders advising them of the receipt by the Company of such Put Notice, together with a copy of such Put Notice. The date upon which the Company shall so advise such other Holders is herein called the "Company Notice Date". Within 15 days after the Company Notice Date, each such other Holder also may give a Put Notice to the Company and each such Put Notice shall be deemed given as of the date of the Put Notice given by the Holder initially exercising the Put Right.

         (b) Procedures.

                  (i) The purchase and sale of the Warrants and the Warrant Shares pursuant to a Put Right shall be consummated on a date selected by the Company upon at least 15 days' prior written notice to the Holders which have given the relevant Put Notice(s), which date in no event shall be earlier than the date 30 days, nor later than the date 60 days, after the determination of the Market Price of a share of Common Stock (the "Put Closing Date"). On the Put Closing Date, the Company shall purchase from the Holder or Holders which have given such Put Notice(s), and such Holder or Holders shall sell to the Company, the Warrants and/or the Warrant Shares specified in such Put Notice(s):
         (A) in the case of each Warrant Share so purchased, at a purchase price equal to the Put Price Per Share as of the Put Notice Date; and (B) in the case of each Warrant so purchased at a purchase price equal to (1) the product of (x) the Put Price Per Share as of the Put Notice Date and (y) the number of Warrant Shares for which such Warrant is exercisable as of the Put Notice Date, minus (2) an amount equal to the aggregate Exercise Price as of the Put Notice Date for such number of Warrant Shares. Payment of the purchase price for the Warrants and/or the Warrant Shares so purchased by the Company shall be made by wire transfer in immediately available funds.

                  (ii) If the Company is prohibited from purchasing the Warrants and/or Warrant Shares put to it pursuant to a Put Notice because (A) of the existence of a contractual restriction as in effect on the Closing Date or contained in any agreement or instrument governing or evidencing Senior Debt or (B) the Company does not have sufficient funds legally available therefor under applicable law or such purchase otherwise violates applicable law, then the Company shall give notice (a "Put Response Notice") to each Holder which has delivered such Put Notice of (x) the reason that it is unable to purchase all Warrants and Warrant Shares put to it pursuant to a Put Notice, including (1) if due to a deficiency, the computation thereof, and/or (2) if due to such a contractual restriction, the nature of the provisions which have been or would be breached and if such provisions are financial covenants, a computation of the amounts or ratios setting forth the deficiencies with respect to such covenants, and (y) the aggregate amount of such Warrants and Warrant Shares, if any, which it will be able to lawfully purchase, which Put Response Notice shall be delivered within 30 days of the determination of the Market Price of a share of Common Stock and shall be given together with the notice of the Put Closing Date, if any, given by the Company pursuant to the first sentence of Section 6.4(b)(i). Each such Holder shall have the right to withdraw its Put Notice by delivering a notice (a "Put Withdrawal Notice") to the Company at any time prior to the 10th day immediately preceding the Put Closing Date or if none is set in the Put Response Notice, prior to the 10th day immediately preceding the last day on which a Put Closing could occur pursuant to the first sentence of Section 6.4(b)(i) hereof. If any such Holders have not timely delivered Put Withdrawal Notices, unless prohibited by a contractual restriction which has not been waived by the requisite Persons, the Company thereupon shall purchase from such Holders the aggregate amount of Warrants and Warrant Shares, if any, it may purchase on such date with funds legally available under applicable law for such purpose. Such purchase shall be allocated among the Holders which have not timely delivered Put Withdrawal Notices pro rata, based on the ratio of the number of Warrant Shares put to the Company (including Warrant Shares issuable upon the exercise of Warrants put to the Company) by each such Holder to the number of Warrant Shares put to the Company (including Warrant Shares issuable upon the exercise of Warrants put to the Company) by all such Holders.

                  If the Company is prohibited from purchasing any Warrants and/or Warrant Shares upon the exercise by a Holder of a Put Right for any of the reasons described in the first sentence of this Section 6.4(b)(ii), then the Company shall use its commercially reasonable best efforts to increase its legally available funds under applicable law to an amount sufficient to enable it to purchase legally all Warrants and Warrant Shares put to it pursuant to a Put Notice and/or to obtain relief from any contractual or legal restriction in order to enable it to make the required payments, including through effecting a Financing, obtaining the consent of requisite number of holders of Indebtedness or otherwise, in each case, as soon as possible.

                  (iii) If the Company is prohibited from purchasing some or all Warrants and/or Warrant Shares upon the exercise by a Holder of a Put Right for any of the reasons described in the first sentence of Section 6.4(b)(ii) and such Holder shall not have timely delivered a Put Withdrawal Notice, then: (A) the Put Price Per Share for such Holder with respect to such unpurchased Warrants and/or Warrant Shares shall become accruing liability of the Company with interest thereon commencing on the date of exercise of such Put Right through the date on which the related Warrants and/or Warrant Shares are purchased by the Company at a rate per annum equal to the 14%, compounded quarterly (such liability and interest being herein called the "Accruing Liability"); and (B) such obligation of the Company to purchase the Warrants and/or Warrant Shares of such Holder shall otherwise be deemed suspended for so long as and only to the extent that the Company is unable to repurchase such Warrants and/or Warrant Shares after taking all the action described in the last paragraph of Section 6.4(b)(ii) (a "Put Postponement"); provided that, notwithstanding Section 6.1 of this Agreement, so long as the Accruing Liability shall remain outstanding the Holders shall not be entitled to receive any dividends or other distributions under Section 6.1. On any Put Reactivation Date (as defined below), the Accruing Liability shall become due and payable as to the Warrants and the Warrant Shares which may then be purchased. As used herein, "Put Reactivation Date" shall mean a date when the Put Postponement lapses in whole or in part and the obligation of the Company to purchase Warrants and Warrant Shares shall no longer be deemed suspended to the same extent pursuant to clause (B) of this
         Section 6.4(b)(iii)

                  (iv) If on the Expiration Date any Holder is prevented from exercising its rights under this Section 6.4 for any of the reasons described in the first sentence of Section 6.4(b)(ii), the Company's obligation to purchase Warrants and/or Warrant Shares shall be extended until 5:00 p.m., New York City time, on the last day of the calendar month next following by at least 30 days the date upon which the Company shall notify the Holders that such reason or reasons no longer exist.

                  (v) If the Company is unable, by reason of the condition described in the first sentence of Section 6.4(b)(ii) hereof, to purchase Warrants and/or Warrant Shares within six months after the exercise by a Holder of the Put Right, then such Holder may request registration of all or any part of the Warrants and Warrant Shares owned by such Holder (or, in the case of a put affecting all of the Warrants and Warrant Shares, by all of the Holders) (which request shall state the intended method of disposition of such Warrants and Warrant Shares). Upon such request, the Company shall use its reasonable efforts to effect the registration and qualification of such Warrants and/or Warrant Shares under the Securities Act and under applicable state securities laws, all in accordance with the applicable provisions of the Registration Rights Agreement; provided that such registration shall be subject to, and governed by, the provisions of the Registration Rights Agreement except for the provisions of Sections
         2.1 and 2.2 thereof. Upon the effectiveness of the registration statement with respect to such registration and the sale of such Securities thereunder, the rights of the Holders under this Section 6.4 shall cease and terminate and any unpaid Accruing Liability shall be extinguished.

                  (vi) Each Holder agrees, for the benefit of the holders of the Senior Debt, that any Accruing Liability shall be subordinated in right of payment to the prior payment in full in cash of all Senior Debt and that no payment shall be made or accepted in respect of the principal of or interest on the Accruing Liability until the earlier to occur of
         (i) the date on which the Senior Debt shall have been paid in full in cash and the commitments to extend credit in respect thereof have been terminated and (ii) the date on which the requisite consent of the holders of Senior Debt to such payment has been given.

         (c) Other Put Rights. The Company shall not grant any other rights similar to the Put Right that are exercisable prior to the time at which the Put Right is exercised or that are not expressly subordinated to the Put Right, in form and substance reasonably acceptable to the Holders, to the rights of Holders pursuant to the Put Right.

                                  ARTICLE VII

                            COVENANTS OF THE COMPANY

7.1      Notices of Certain Actions.

         (a) Corporate Events. In the event that the Company:

                  (i) shall authorize issuance to all holders of Common Stock of rights or warrants to subscribe for or purchase capital stock of the Company or of any other subscription rights or warrants; or

                  (ii) shall authorize a dividend or other distribution to all holders of Common Stock of evidences of its indebtedness, cash or other property or assets; or

                  (iii) proposes to become a party to any consolidation or merger for which approval of any stockholders of the Company will be required, or to a conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any capital reorganization or reclassification or change of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or

                  (iv) commences a voluntary or involuntary dissolution, liquidation or winding up; or

                  (v) proposes to take any other action which would require an adjustment pursuant to Article V;

then the Company shall provide a written notice to each Holder stating (i) the date as of which the holders of record of Common Stock to be entitled to receive any such rights, warrants or distribution are to be determined, (ii) the material terms of any such consolidation or merger and the expected effective date thereof, or (iii) the material terms of any such conveyance, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record of Common Stock will be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, conveyance, transfer, dissolution, liquidation or winding up. Such notice shall be given not later than twenty (20) Business Days prior to the effective date (or the applicable record date, if earlier) of such event. The failure to give the notice required by this Section
7.1 or any defect therein shall not affect the legality or validity of any distribution, right, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

         (b) Change of Control. To the extent possible not less than 70 days prior to any Change of Control, but in no event later than the third Business Day following the Company becoming aware thereof, notice of the occurrence of such Change of Control, together with a brief description thereof.

7.2      Financial Statements and Reports.

         The Company shall furnish to each Holder:

         (a) Annual Financial Statements. As soon as available but in any event within ninety (90) days after the end of each Fiscal Year (commencing with the Fiscal Year ending December 31, 1999), consolidated balance sheets, income statements and cash flow statements of the Company and its Subsidiaries, showing its financial condition as of the close of such Fiscal Year and the results of its operations during such year, all the foregoing financial statements to be audited by independent accountants of nationally-recognized standing and prepared in accordance with GAAP;

         (b) Quarterly Financial Statements. As soon as available but in any event within forty-five (45) days after the end of each Fiscal Quarter, the unaudited consolidated balance sheets, income statements and cash flow statements, showing the financial condition and results of operations of the Company, as at the end of each such Fiscal Quarter and for the then elapsed portion of the Fiscal Year, in each case prepared in accordance with GAAP; and

         (c) SEC Filings. Promptly upon their becoming available, copies of any statements, reports and other communications, if any, which the Company shall have provided to its stockholders or filed with the Securities and Exchange Commission or any national securities exchange.

         (d) Special Information Rights. So long as the Initial Holders or any of their respective Affiliates shall hold any Warrants or Warrant Shares, to such Holders only, all other information required to be provided under Section
7.7 of the Securities Purchase Agreement as in effect on the date hereof (whether or not the same shall remain in effect).

7.3      Information Rights.

         The Company will, and will cause the Subsidiaries to, permit, upon reasonable notice to the chief executive officer or any other designated representative of the Company, officers and designated representatives of any Holder designated by the Requisite Holders to visit and inspect any of the properties or assets of the Company and any of the Subsidiaries in whomsoever's possession, and to examine the books of accounts of the Company and any of its Subsidiaries and discuss the affairs, finances and accounts of the Company and of any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company), all at such reasonable times and intervals and to such reasonable extent as the Holders may desire. The Company will give one representative of each of the Chase Holders and the MassMutual Holders designated in writing by such Holder (x) concurrently with the members of the Board at the same time and in the same manner but in no event less than ten Business Days prior written notice of each regular meeting of the Board and such prior notice of each special meeting of the Board as is reasonable under the circumstances and (y) in each case, the opportunity for each such representative to attend (or participate by telephone in the case of a telephonic meeting), at the expense of the Company, as a guest, each such meeting. Such representative shall be provided with copies of all materials distributed to the members of the Board including, without limitation, any materials distributed in connection with such meeting and any documents intended to effect written action by the Board and any related materials distributed in connection therewith at the same time that they are distributed to the Board.

7.4      Transactions with Affiliates.

         Except as expressly permitted by Section 8.3 of the Securities Purchase Agreement, the Company shall not, and shall not permit any of the Subsidiaries to, enter into any transaction with any Affiliate of the Company (including without limitation, any member of the Spell Group), except in the ordinary course of business on terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with an unrelated third party.

7.5      Merger or Consolidation of the Company.

         The Company will not merge or consolidate with or into, or sell, transfer or lease all or substantially all of its property to, any other entity unless the successor or purchasing entity, as the case may be (if not the Company), is organized under the laws of the United States of America or any state or political subdivision thereof and shall expressly agree to provide to each Holder the securities, cash or property required by Section 5.5 hereof upon the exercise or exchange of Warrants and expressly assumes, by supplemental agreement reasonably satisfactory in form and substance to each Holder, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company; provided, however, that the initial obligation of such successor with respect to the exercise or exchange of Warrants shall be only as set forth in Section 5.5.

7.6      Reservation of Shares, Etc.

         The Company will at all times have authorized, and reserve and keep available, free from preemptive or similar rights, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon the exercise or exchange of each Warrant, the number of authorized but unissued Warrant Shares issuable upon exercise or exchange of all outstanding Warrants. The Company shall as promptly as necessary take all actions necessary to ensure that Warrant Shares shall be duly authorized and, when issued upon exercise or exchange of any Warrant in accordance with the terms hereof, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale (except to the extent of any applicable provisions set forth in this Agreement and the Registration Rights Agreement) and free and clear of all preemptive or similar rights.

7.7      Redemptions, Etc.

         The Company shall not, nor shall it permit any Subsidiary to, declare or make at any time any dividends (in cash, property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of capital stock of the Company or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of the Company or any of its Subsidiaries), except for:

                  (i) the payment of dividends by any Subsidiary to the Company or to any other Subsidiary;

                  (ii) the payment of dividends by the Company to the extent the requirements of Section 6.1 are satisfied in connection therewith; and

                  (iii) the redemption or repurchase of the Company's capital stock from officers, employees and directors (or their estates) of the Company or any Subsidiary upon the death, permanent disability, retirement or termination of employment of any such Person or otherwise in accordance with any shareholder agreement, stock option plan or any employee stock ownership plan, provided that (x) no Default or Event of Default under the Securities Purchase Agreement is then in existence or would arise therefrom, and (y) the aggregate amount of all cash paid in respect of all such shares so redeemed or repurchased in any calendar year does not exceed the sum of (A) $2,000,000 plus (B) all amounts obtained by the Company from the sale of such stock (or a substantially concurrent issuance of the Company's capital stock) to other officers, employees and directors.

7.8      Restrictions on Performance.

         The Company shall not at any time enter into, or permit to exist, an agreement or other instrument restricting its ability to perform its obligations under this Agreement, the Registration Rights Agreement or the Warrants, or making such performance or the issuance of shares of Common Stock upon the exercise of any Warrant a default under any such agreement or instrument other than (x) the Senior Credit Agreement (as defined in the Securities Purchase Agreement) and (y) the Securities Purchase Agreement.

7.9      Modification of Other Equity Documents.

         The Company shall not amend or consent to any modification, supplement or waiver of any provision of any Other Equity Documents in any manner which would have an adverse effect on the Holders without the prior written consent of the Requisite Holders.

                                  ARTICLE VIII

                                  MISCELLANEOUS

8.1      Notices.

         All notices, demands and requests of any kind to be delivered to any party hereto in connection with this Agreement shall be in writing (i) delivered personally, (ii) sent by nationally-recognized overnight courier, (iii) sent by first class, registered or certified mail, return receipt requested or (iv) sent by facsimile, in each case to such party at its address as follows:

         (a) if to the Company, to:

                           Eagle Pacific Industries, Inc.
                           333 South Seventh Street
                           2430 Metropolitan Centre
                           Minneapolis, Minnesota 55402
                           Attention: William H. Spell
                           Telephone No.:  (612) 305-0339
                           Telecopier No.:  (612) 371-9651
                           with a copy to:

                           Fredrikson & Byron, P.A.
                           1100 International Centre
                           900 Second Avenue South
                           Minneapolis, Minnesota 55402-3397
                           Attention:  Dobson West, Esq.
                           Telephone No.:  (612) 347-7000
                           Telecopier No.:  (612) 347-7077

         (b) if to any Holder, to such Holder's address as set forth on Schedule I hereto.

Any notice, demand or request so delivered shall constitute valid notice under this Agreement and shall be deemed to have been received (i) on the day of actual delivery in the case of personal delivery, if delivered on a Business Day (otherwise on the next Business Day), (ii) on the next Business Day after the date when sent in the case of delivery by nationally-recognized overnight courier, (iii) on the fifth Business Day after the date of deposit in the U.S. mail in the case of mailing or (iv) upon receipt in the case of a facsimile transmission. Any party hereto may from time to time by notice in writing served upon the other as aforesaid designate a different mailing address or a different Person to which all such notices, demands or requests thereafter are to be addressed.

8.2      Expenses, Etc.

         The Company agrees to pay or reimburse the Holders for: (a) all reasonable out-of-pocket costs and expenses of each Holder (including the reasonable fees and expenses of counsel to each Holder), in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the Registration Rights Agreement and the issuance of Warrants hereunder, and (ii) any amendment, modification or waiver of (or consents in respect of) any of the terms of this Agreement, the Registration Rights Agreement or the Warrants; and
(b) all reasonable costs and expenses of the Holders (including reasonable legal fees and expenses of each Holder) in connection with (i) any default by the Company hereunder or under the Warrants or the Registration Rights Agreement or any enforcement proceedings resulting therefrom, and (ii) the enforcement of this Section 8.2.

8.3      No Voting Rights; Limitations of Liability.

         No Warrant shall entitle the holder thereof to any voting rights or, except as otherwise provided herein, other rights of a stockholder of the Company, as such. No provision hereof, in the absence of affirmative action by the Holder to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder shall give rise to any liability of such Holder for the Exercise Price of Warrant Shares acquirable by exercise hereof or as a stockholder of the Company.

8.4      Board Elections.

         At all times prior to the earlier to occur of : (i) the second anniversary of the Closing Date and (ii) the repayment in full of the Notes, each Holder holding shares of Common Stock entitled to vote for the election of directors agrees that such Holder shall vote such shares in favor of the director nominees recommended to the shareholders by the Board.

8.5      Amendments and Waivers.

         (a) Written Document. Any provision of this Agreement may be amended or waived, but only pursuant to a written agreement signed by the Company and the Requisite Holders, provided that no such amendment or modification shall without the written consent of each Holder affected thereby (i) shorten the Expiration Date of any Warrant, (ii) increase the Exercise Price of any Warrant, (iii) change any of the provisions of this Section 8.5(a) or the definition of "Requisite Holders" or any other provision hereof specifying the number or percentage of Holders required to waive, amend, or modify any rights hereunder or make any determination or grant any consent hereunder or otherwise act with respect to this Agreement or any Warrants or (iv) increase the obligations of any Holder or otherwise disproportionately adversely affect the rights and benefits of any Holder under this Agreement.

         (b) No Waiver; Cumulative Remedies. No failure on the part of any Holder to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement, the Warrants or the Registration Rights Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement, the Warrant or the Registration Rights Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

8.6      Specific Performance.

         Each Holder shall have the right to specific performance by the Company of the provisions of this Agreement, in addition to any other remedies it may have at law or in equity. The Company hereby irrevocably waives, to the extent that it may do so under applicable law, any defense based on the adequacy of a remedy at law which may be asserted as a bar to the remedy of specific performance in any action brought against the Company for specific performance of this Agreement by the Holders of the Warrants or Warrant Shares.

8.7      Binding Effect.

         This Agreement shall be binding upon and inure to the benefit of the Company, each Holder and their respective successors and permitted assigns.

8.8      Counterparts.

         This Agreement may be executed in two or more counterparts each of which shall constitute an original but all of which when taken together shall constitute but one agreement.

8.9      Governing Law.

         This Agreement and each Warrant shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to principles of conflicts of laws), except to the extent that the New York conflicts of laws principles would apply the Minnesota Business Corporation Act to matters relating to corporations organized thereunder

8.10     Benefits of this Agreement.

         Nothing in this Agreement shall be construed to give to any Person other than the Company and each Holder of a Warrant or a Warrant Share any legal or equitable right, remedy or claim hereunder.

8.11     Headings.

         Section headings in this Agreement have been inserted for convenience of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                                     * * * *

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their authorized officers, all as of the date and year first above written.

                                     EAGLE PACIFIC INDUSTRIES, INC.


                                     By:         /s/ William H. Spell
                                           Name: William H. Spell
                                           Title:    Chief Executive Officer



                                     CB CAPITAL INVESTORS, L.P.


                                     By:    CB Capital Investors, Inc.,
                                            its general partner


                                     By:           /s/ John O'Connor
                                           Name:  John O'Connor
                                           Title:    General Partner

                                     MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY


                                      By:       /s/ Mark A. Ahmed
                                           Name:  Mark A. Ahmed
                                           Title:    Managing Director


                                      MASSMUTUAL CORPORATE INVESTORS


                                      By:         /s/ Clifford M. Noreen
                                           Name:   Clifford M. Noreen
                                           Title:     Senior Managing Director


                                      MASSMUTUAL PARTICIPATION INVESTORS


                                      By:         /s/ Clifford M. Noreen
                                           Name:   Clifford M. Noreen
                                           Title:     Senior Managing Director


                                     MASSMUTUAL CORPORATE VALUE PARTNERS LIMITED

                                     By:  Massachusetts Mutual Life
                                             Insurance Company,  as Investment
                                             Manager


                                     By:       /s/ Mark A. Ahmed
                                          Name:  Mark A. Ahmed
                                          Title:    Managing Director

                                   SCHEDULE I

                                 Initial Holders

                      INVESTOR                  NUMBER OF SHARES OF COMMON STOCK

CB Capital Investors, L.P.                                       1,343,452
380 Madison Avenue
12th Floor
New York, NY  10017
Attention:  Richard D. Waters, Jr.
Telephone: (212) 622-9036
Telecopier: (212) 622-3101

with a copy to:

O'Sullivan Graev & Karabell, LLP
30 Rockefeller Plaza
24th Floor
New York, New York  10112
Attention:  Frederick M. Bachman, Esq.
Tel:  (212) 408-2400
Fax:  (212) 728-5950

Massachusetts Mutual Life Insurance Company (LTP)                 191,069
1295 State Street
Springfield, MA  01111
Attn:  Securities Investment Division

Payments

All payments on account of the Warrant shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds, (identifying each payment as __________, interest and principal), to:

Citibank, N.A.
111 Wall Street
New York, NY  10043
ABA No. 021000089
For MassMutual Long-Term Pool
Account No. 4067-3488
Re: Description of security, principal and interest split

With telephone advise of payment to the
Securities Custody and Collection
Department of Massachusetts Mutual Life
Insurance Company at (413) 744-3561

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments to be addressed to:

Attention:  Securities Custody and
             Collection Department
             F 381

Tax Identification No.:  04-1590850

Massachusetts Mutual Life Insurance Company (IFM)                   47,767
1295 State Street
Springfield, MA  01111
Attn:  Securities Investment Division

Payments

All payments on account of the Warrant shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds, (identifying each payment as [insert name of issuer and description of Warrant] interest and principal), to:

Chase Manhattan Bank, N.A.
4 Chase Metro Tech Center
New York, NY  10081
ABA No. 021000021
For MassMutual IFM Non-Traditional
Account No. 910-2509073
Re: Description of security, principal and interest split

With telephone advise of payment to the
Securities Custody and Collection
Department of Massachusetts Mutual Life
Insurance Company at (413) 744-3561

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments to be addressed to:

Attention:  Securities Custody and
             Collection Department
             F 381

Tax Identification No.  04-1590850

MassMutual Corporate Investors                                     197,040
c/o Massachusetts Mutual Life Insurance Company
1295 State Street
Springfield, MA  01111
Attn:  Securities Investment Division

Payments

All payments on account of the Warrant shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds, (identifying each payment as [insert name of issuer and description of Warrant], interest and principal) to:

Chase/NYC/Cust
ABA No. 021000021
A/C *900-9-000200 for F/C/T MassMutual Corporate
Investors
A/C #G06109
Attn:  Bond Interest
Re: Description of security (principal and interest split, if applicable)

With telephone advise of payment to the Securities Custody and Collection Department of Massachusetts Mutual Life Insurance Company at (413) 744-3561

Instruction for mailing checks

Mass Mutual Corporate Investors
(or Cudd & Co., if securities are registered in the
nominee name)
c/o Chase Manhattan Bank, N.A.
Attn:  Income Processing, Level 4B
P.O. Box 1508, Church Street Station
New York, NY  10008

Please include a/c #G06109 on the check

Instructions for delivery of securities

All securities should be delivered to the following address:

Chase Manhattan Bank
4 New York Plaza
Ground Floor Window
New York, NY  10004
Attn:  Larry Zimmer
Re:  #G06109

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments to be addressed to:

Attention:  Securities Custody and
             Collection Department
             F 381

Tax Identification No.  04-2483041

MassMutual Participation Investors                                 101,505
c/o Massachusetts Mutual Life Insurance Company
1295 State Street
Springfield, MA 01111
Attn:  Securities Investment Division

Payments

All payments on account of the Warrant shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds, (identifying each payment as [insert name of issuer and description of Warrant], interest and principal), to:

Chase/NYC/Cust
ABA No. 021000021
A/C #900-9-000200 for F/C/T MassMutual
Participation Investors
A/C #G06110
Attn:  Bond Interest
Re: Description of security (principal and interest split, if applicable)

With telephone advice of payment to the Securities Custody and Collection Department of Massachusetts Mutual Life Insurance Company at (413) 744-3561

Instructions for mailing checks

MassMutual Participation Investors
(or Cudd & Co., if the securities are registered in nominee name)
c/o Chase Manhattan Bank, N.A.
Attn:  Income Processing, Level 4B
P.O. Box 1508, Church Street Station
New York, NY 10008

Please include a/c #G06110 on the check.

Instructions for delivery of securities

All securities should be delivered to the following address:

Chase Manhattan Bank
4 New York Plaza
Ground Floor Window
New York, NY  10004
Attn:  Larry Zimmer
Re:  #G06110

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments to be addressed to:

Attention:  Securities Custody and
             Collection Department
             F 381

Tax Identification No.  04-3025730

MassMutual Corporate Value Partners Limited                         59,709
(certificates registered in the name of Gerlach &
Co.)

c/o Bank of America Trust and Banking Corporation
(Cayman) Limited
P.O. Box 1092
George Town
Grand Cayman
Cayman Island, B.W.I.

Payments

All payments on account of the Warrant shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds, (identifying each payment as [insert name of issuer and description of Warrant], interest and principal), to:

Gerlach & Co.
c/o Citibank, N.A.
ABA Number 021000089
Concentration Account 36112805
Re:  MassMutual Corporate Value Partners Limited
Name of Security/CUSIP

With telephone advice of payment to the Securities Custody and Collection Document of Massachusetts Mutual Life Insurance Company at (413) 744-3561

Registration of Securities
All securities should be registered in Citibank's nominee name of Gerlach & Co. and sent to the following address:

Citibank
20 Exchange Place - Level C
New York, New York  10005
Attn:  Danny Reyes
Acct. #794309

Notices

All notices and communications to be addressed as first provided above.

with a copy to the Investment Manager at:

Massachusetts Mutual Life Insurance Company
1295 State Street
Springfield, MA  01111-0001 USA
Attn:  Roger Crandall
           Wallace Rodger

                                    EXHIBIT A


                          Registration Rights Agreement

                                 [see attached]

                                                                       EXHIBIT B

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. IN ADDITION, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN SECTION 3.3 OF THE WARRANT AGREEMENT DATED AS OF SEPTEMBER 20, 1999 AMONG THE ISSUER OF THESE SECURITIES AND THE INITIAL HOLDERS NAMED THEREIN. NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. A COPY OF THE WARRANT AGREEMENT IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL EXECUTIVE OFFICE OF THE ISSUER. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY THE PROVISIONS OF THE WARRANT AGREEMENT.



                         EAGLE PACIFIC INDUSTRIES, INC.


No. W                                                        Warrant to Purchase
                                                                     ____ Shares
                                                                 of Common Stock

                                                                ---------, -----

                          Common Stock Purchase Warrant


                  THIS CERTIFIES that, for value received, [Insert name of holder] (the "Holder"), or assigns, is entitled to purchase from Eagle Pacific Industries, Inc., a Minnesota corporation (the "Company"), ___ shares of the [Class B] Common Stock, $.01 par value (the "Common Stock"), of the Company, at the price (the "Exercise Price") of $.01 per share, at any time or from time to time during the period commencing on the date hereof and ending at 5:00 P.M. Eastern time, on September 20, 2009 (the "Expiration Time").

                  This Warrant has been issued pursuant to the Warrant Agreement (as amended or supplemented from time to time, the "Warrant Agreement") dated as of September 20, 1999, between the Company and the Initial Holders named therein, and is subject to the terms and conditions, and the Holder is entitled to the benefits, thereof, including without limitation provisions (i) for adjusting the number of Warrant Shares issuable upon the exercise hereof and the Exercise Price to be paid upon such exercise, (ii) providing for certain rights of first offer upon the sale or other issuance by the Company of equity securities, (iii) providing for certain "tag-along" and "put" rights and (iv) providing certain information and other rights. A copy of the Warrant Agreement is on file and may be inspected at the principal executive office of the Company. The Holder of this certificate, by acceptance of this certificate, agrees to be bound by the provisions of the Warrant Agreement. Capitalized terms used but not defined herein shall have the meanings given to them in the Warrant Agreement.

                  SECTION 1. Exercise of Warrant. On any Business Day prior to the Expiration Time, the Holder may exercise this Warrant, in whole or in part, by delivering to the Company this Warrant accompanied by a properly completed Exercise Form in the form of Annex A and a check in an aggregate amount equal to the product obtained by multiplying (a) the Exercise Price by (b) the number of Warrant Shares being purchased. Any partial exercise of a Warrant shall be for a whole number of Warrant Shares only.

                  SECTION 2. Exercise Price. The Exercise Price is subject to adjustment from time to time as provided in the Warrant Agreement.

                  SECTION 3. Exchange of Warrant. On any Business Day prior to the Expiration Date, the Holder may exchange this Warrant, in whole or in part, for Warrant Shares by delivering to the Company this Warrant accompanied by a properly completed Exchange Form in the form of Annex B. The number of shares of Common Stock to be received by the Holder upon such exchange shall be determined as provided in Section 4.2 of the Warrant Agreement.

                  SECTION 4. Transfer. Subject to the limitations set forth in the Warrant Agreement, this Warrant may be transferred by the Holder by delivery to the Company of this Warrant accompanied by a properly completed Assignment Form in the form of Annex C.

                  SECTION 5. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company will issue a new Warrant of like denomination and tenor upon compliance with the provisions set forth in the Warrant Agreement.

                  SECTION 6. No Stockholder Rights. This Warrant shall not entitle the holder hereof to any voting rights or, except as otherwise provided in the Warrant Agreement, other rights of a stockholder of the Company, as such.

                  SECTION 7. Successors. All of the provisions of this Warrant by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns.

                  SECTION 8. Headings. Section headings in this Warrant have been inserted for convenience of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Warrant.

                  SECTION 9. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to principles of conflicts of laws), except to the extent that the New York conflicts of laws principles would apply the Minnesota Business Corporation Act to matters relating to corporations organized thereunder

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officers and this Warrant to be dated as of the date first set forth above.

                               EAGLE PACIFIC INDUSTRIES, INC.


                               By:
                                    Name:
                                    Title: [Chairman or Chief Executive Officer]





ATTEST:


By:
     Name:
     Title:  [Chief Financial Officer, Treasurer or
                   Assistant Treasurer]

                                                                         ANNEX A

                                  EXERCISE FORM



                     [To be signed upon exercise of Warrant]


TO EAGLE PACIFIC INDUSTRIES, INC.

                  The undersigned, being the Holder of the within Warrant, hereby elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder _________ shares of, the [Common Stock] [Class B Common Stock] of EAGLE PACIFIC INDUSTRIES, INC. and requests that the certificates for such shares be issued in the name of, and be delivered to, _________________________, whose address is


--------------------------------------------------------------------.

                  The foregoing exercise is (check one):

______   irrevocable
______ conditioned upon the consummation of the transaction described briefly below:

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------


Dated:                                      ------------------------------
                                              (Signature)


                                            ------------------------------
                                               (Address)

                                                                         ANNEX B

                                  EXCHANGE FORM



                     [To be signed upon exercise of Warrant]


TO EAGLE PACIFIC INDUSTRIES, INC.

                  The undersigned, being the Holder of the within Warrant, hereby irrevocably elects to exchange, pursuant to Section 4.2 of the Warrant Agreement referred to in such Warrant, the portion of such Warrant representing the right to purchase _________ shares of [Common Stock] [Class B Common Stock] of EAGLE PACIFIC INDUSTRIES, INC. The undersigned hereby requests that the certificates for the number of shares of [Common Stock] [Class B Common Stock] issuable in such exchange pursuant to such Section 4.2 be issued in the name of, and be delivered to, _____________, whose address is
________________________________________.

                  The foregoing exchange is (check one):

______   Irrevocable
______ conditioned upon the consummation of the transaction described briefly below:

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

Dated:
                                   ------------------------------
                                   (Signature)


                                   ------------------------------
                                   (Address)

                                                                         ANNEX C

                                 ASSIGNMENT FORM



                  [To be signed only upon transfer of Warrant]

                  For value received, the undersigned hereby sells, assigns and transfers unto _________________________, all of the rights represented by the within Warrant to purchase shares of Common Stock and Class B Common Stock of EAGLE PACIFIC INDUSTRIES, INC. (the "Company"), to which such Warrant relates, and appoints ________________________ Attorney to transfer such Warrant on the books of the Company, with full power of substitution in the premises.

Dated:

                                   ------------------------------
                                   (Signature)


                                   ------------------------------
                                   (Address)

                                    EXHIBIT C

                         Form of Spell Group Undertaking


                                 [see attached]

                                                                  CONFORMED COPY



================================================================================




                                WARRANT AGREEMENT

                         Dated as of September 20, 1999

                                      among

                         EAGLE PACIFIC INDUSTRIES, INC.

                                       and

                           THE INITIAL WARRANT HOLDERS
                           LISTED ON SCHEDULE I HERETO



================================================================================

                                                 TABLE OF CONTENTS
                                                                         Page

Article I DEFINITIONS.......................................................1
   1.1    Definitions.......................................................1
   1.2    Accounting Terms and Determinations...............................9

Article II PURCHASE AND SALE OF WARRANTS....................................9
   2.1    Authorization and Issuance of Shares and Warrants.................9
   2.2    Issuance of the Warrants..........................................9
   2.3    Representations by Initial Holders...............................10
   2.4    Representations and Warranties of the Company....................10

Article III FORM; register; EXCHANGE FOR WARRANTS; TRANSFER................12
   3.1    Form of Warrant; Register........................................12
   3.2    Exchange of Warrants for Warrants................................13
   3.3    Transfer of Warrant..............................................13

Article IV EXERCISE OF WARRANT; EXCHANGE FOR WARRANT SHARES................15
   4.1    Exercise of Warrants.............................................15
   4.2    Exchange for Warrant Shares......................................15
   4.3    Issuance of Common Stock.........................................16

Article V ADJustment of Exercise Price and Shares..........................17
   5.1    General..........................................................17
   5.2    Stock Dividends, Subdivisions and Combinations...................17
   5.3    Issuance of Common Stock.........................................18
   5.4    Issuance of Other Equity Securities..............................21
   5.5    Capital Reorganization, Capital Reclassifications, Merger, Etc...22
   5.6    Other Actions Affecting Common Stock.............................22
   5.7    Miscellaneous....................................................22

Article VI CERTAIN OTHER RIGHTS............................................24
   6.1    Payments in Respect of Dividends and Distributions...............24
   6.2    Right of First Offer.............................................24
   6.3    Tag-Along Rights.................................................25
   6.4    Put Rights.......................................................27

Article VII COVENANTS OF THE COMPANY.......................................30
   7.1    Notices of Certain Actions.......................................30
   7.2    Financial Statements and Reports.................................30
   7.3    Information Rights...............................................31
   7.4    Transactions with Affiliates.....................................32
   7.5    Merger or Consolidation of the Company...........................32
   7.6    Reservation of Shares, Etc.......................................32
   7.7    Redemptions, Etc.................................................32
   7.8    Restrictions on Performance......................................33
   7.9    Modification of Other Equity Documents...........................33

Article VIII MISCELLANEOUS.................................................33
   8.1    Board Voting.....................................................35
   8.2    Notices..........................................................33
   8.3    Expenses, Etc....................................................34
   8.4    No Voting Rights; Limitations of Liability.......................34
   8.5    Amendments and Waivers...........................................35
   8.6    Specific Performance.............................................35
   8.7    Binding Effect...................................................35
   8.8    Counterparts.....................................................35
   8.9    Governing Law....................................................36
   8.10   Benefits of this Agreement.......................................36
   8.11   Headings.........................................................36

SCHEDULE I                  -   Initial Warrant Holders

SCHEDULE 2.4(g)             -   Capitalization of the Company

EXHIBIT A                   -   Registration Rights Agreement

EXHIBIT B                   -   Form of Warrant

EXHIBIT C                   -   Spell Group Undertaking